UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2022

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-0555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)    Dismissal of Independent Registered Public Accounting Firm

On August 26, 2022, Farmers National Banc Corp. (the “Company”) informed CliftonLarsonAllen LLP (“CLA”) that the Audit Committee of the Board of Directors of the Company had approved their dismissal as the Company’s independent registered public accounting firm upon completion of the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2022. The decision resulted from a competitive request for proposal process undertaken by the Audit Committee pursuant to which the Audit Committee received proposals from CLA, Crowe LLP (“Crowe”), and one other independent registered public accounting firm. CLA has served as the Company’s independent public accounting firm since 2019. CLA will continue to serve as the Company’s independent public accounting firm until the completion of the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2022.

The reports of CLA on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim periods through August 26, 2022, there have been no “disagreements” (within the meaning of Item 301(a)(1)(iv) of Regulations S-K and the related instructions) with CLA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of CLA would have caused CLA to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2021 and 2020 through August 26, 2022, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided CLA with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that CLA furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not CLA agrees with the statements related to them made by the Company in this report. A copy of CLA’s letter to the SEC dated August 29, 2022 is attached as Exhibit 16.1 to this report.

(b)    Newly Engaged Independent Registered Public Accounting Firm

On August 23, 2022, the Audit Committee of the Board of Directors of the Company approved the engagement of Crowe as the Company’s new independent registered public accounting firm for the year ending December 31, 2023 effective January 1, 2023, subject to completion of Crowe’s standard client acceptance procedures and execution of an engagement letter. The decision resulted from a competitive request for proposal process undertaken by the Audit Committee pursuant to which the Audit Committee received proposals from Crowe, CLA, and one other independent registered public accounting firm. During the years ended December 31, 2021 and 2020, and the subsequent interim period through August 26, 2022, neither the Company nor anyone on its behalf consulted with Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

16.1	Letter from CliftonLarsonAllen LLP dated August 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: August 29, 2022